As filed with the Securities and Exchange Commission on April 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aerpio Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

61-1547850

(I.R.S. Employer Identification No.)

Aerpio Pharmaceuticals, Inc.

9987 Carver Road, Suite 420

Cincinnati, OH 45242

(Address of Principal Executive Offices) (Zip Code)

2017 Stock Option and Grant Plan

(Full Title of the Plan)

Stephen Hoffman

Chief Executive Officer

Aerpio Pharmaceuticals, Inc.

9987 Carver Road, Suite 420

Cincinnati, OH 45242

(Name and Address of Agent for Service)

(513) 985-1920

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kingsley L. Taft, Esq.

Danielle M. Lauzon, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☑

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2017 Stock Option and Grant Plan Common Stock, par value $0.0001 per share	1,082,802	$4.70	$5,089,169.40	$633.61

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	The price of $4.70 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the OTC-QB on March 29, 2018, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2017 Stock Option and Grant Plan of Aerpio Pharmaceuticals, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-220057) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-220057) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” with respect to which the Exhibit Index is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 6, 2018.

AERPIO PHARMACEUTICALS, INC.

By:	/s/ Stephen Hoffman, M.D., Ph.D.
Stephen Hoffman, M.D., Ph.D. Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aerpio Pharmaceuticals, Inc. (the “Company”), hereby severally constitute and appoint Stephen Hoffman, Michael Rogers and Joseph Gardner, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 6, 2018:

Signature	Title(s)

/s/ Stephen Hoffman, M.D., Ph.D. Stephen Hoffman, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Rogers Michael Rogers	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Gardner, Ph.D. Joseph Gardner, Ph.D.	President, Founder and Director

/s/ Muneer A. Satter Muneer A. Satter	Chairman of the Board of Directors

/s/ Chau Khuong Chau Khuong	Director

/s/ Paul Weiss, Ph.D. Paul Weiss, Ph.D.	Director

/s/ Anupam Dalal, M.D. Anupam Dalal, M.D.	Director

/s/ Caley Castelein, M.D. Caley Castelein, M.D.	Director

/s/ Pravin Dugel, M.D. Pravin Dugel, M.D.	Director

/s/ Steve Prelack Steve Prelack	Director